                                                                    EXHIBIT 4.10

                        COMMON STOCK WARRANT AGREEMENT


          THIS WARRANT AGREEMENT (the "Agreement"), dated as of March 20, 1996, is made and entered into between Koo Koo Roo, Inc., a Delaware corporation (the "Company"), and ______________________________________ (the "Warrantholder").

          The Company hereby issues and sells to the Warrantholder a Stock Purchase Warrant as hereinafter described (the "Warrant") to purchase up to an aggregate of ___________ (subject to adjustment pursuant to Section 7 hereof) shares of Common Stock of the Company (the "Shares").

          In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrant and the respective rights and obligations thereunder, the Company and the Warrantholder hereby agree as follows:

          SECTION 1.  TRANSFERABILITY AND FORM OF WARRANT.

          1.1  REGISTRATION. The Warrant shall be numbered and shall be
               ------------
registered on the books of the Company when issued.

          1.2  TRANSFER.  Subject to Section 10 hereof, the Warrant shall be
               --------
transferable on the books of the Company only upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer and compliance with securities laws. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this Subsection 1.2, and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

          1.3  FORM OF WARRANT.  The text of the Warrant and of the form of
               ---------------
election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The price per Share and the number of Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its President, Vice President or other authorized officer.

          A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant.

          The Warrant shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

          1.4  LEGEND ON WARRANTS AND SHARES.  Each Warrant certificate and
               -----------------------------
certificate for Shares initially issued upon exercise of this Warrant shall bear the following legend:

               "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and neither the securities nor any interest therein may be sold, exchanged, hypothecated, transferred or otherwise disposed of in the absence of registration or an exemption therefrom under the Act."

          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

          SECTION 2.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

          2.1  EXERCISE OF WARRANTS.  Subject to the terms of this Agreement,
               --------------------
the Warrantholder shall have the right, at any time during the five-year period ending at 5:00 P.M., New York time, on the fifth anniversary of the date hereof (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrant to be exercised, together with the purchase form annexed thereto duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 6 and 7 hereof), for the number of Shares in respect of which such Warrant is then exercised.
Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check or by wire transfer of funds or by surrender of Warrants for cashless exercise as provided in Section 6.

          Upon such surrender of the Warrant and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the

Warrantholder and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 8 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of the Warrant and payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrant will be issued by the Company.

          SECTION 3.  PAYMENT OF TAXES.

          The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares to the Warrantholder; provided, however,
                                                            --------  -------
that the Company shall not be required to pay any tax or taxes which may be payable in respect of any secondary transfer of the Warrant or the Shares.

          SECTION 4.  MUTILATED OR MISSING WARRANTS.

          In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and in substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 5.  RESERVATION OF SHARES.

          There has been reserved, and the Company shall at all times keep reserved so long as the Warrant remains outstanding, out of its authorized Common Stock, such number of shares as shall be subject to purchase under the Warrant.

          SECTION 6.  WARRANT PRICE; METHOD OF EXERCISE.

          6.1  PRICE.  The price per Share (the "Warrant Price") at which Shares
               -----
of Common Stock shall be purchasable upon the exercise of the Warrant shall be $7.75, subject to further adjustment pursuant to Section 7 hereof.

          6.2  CASHLESS EXERCISE.  In addition to the exercise of all or a
               -----------------
portion of this Warrant by the payment of the exercise price as provided in
Section 2.1, and in lieu of any such payment, the Warrantholder shall have the right at any time and from time to time to exercise the Warrant in full or in part by surrendering the Warrant certificate in exchange for that number of Shares which, valued at Current Market Value, have a value equal to the total Current Market Value of the Shares as to which this Warrant is then being exercised less the total Warrant Price payable for such Shares. For the purposes of this paragraph, Current Market Value of a Share shall be its Current Market Price as defined in Section 8 hereof, provided however, withholding taxes shall be paid by the Holder in cash.

          SECTION 7.  ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

          The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          7.1  ADJUSTMENTS.  The number of Shares purchasable upon the exercise
               -----------
of the Warrants and the Warrant Price shall be subject to adjustment as follows:

          (a) If during the twelve month period following March 13, 1996 the provisions of Section 3.1 of the Stock Purchase Agreements, entered into by the Company under date of March 12, 1996 with entities advised by Dimensional Fund Advisors Inc., shall require an adjustment of the price per share under such Agreements, then the Warrant Price shall be adjusted by an equal amount, with a corresponding adjustment of the number of shares purchasable hereunder so that the aggregate Warrant Price remains the same.

          (b) In case the Company shall (i) in respect of its Common Stock, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (c) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or to purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 8), the number of Shares thereafter purchasable upon the exercise of a Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (y) the number of shares which the aggregate offering price of the total number of shares offered would purchase at the Current Market Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately and retroactively after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (d) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (c) above), then, in each case, the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares then purchasable upon the exercise of a Warrant; provided, however, that any adjustments which by
                            --------  -------
     reason of this Paragraph (e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (f) Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of a Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of a Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (g) Whenever the number of Shares purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (h) For the purpose of this Subsection 7.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7.

          (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrants and the Warrant Price, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised; provided,
                                                                      --------
     however, that no such readjustment shall have the effect of increasing the
     -------
     Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

          7.2  NO ADJUSTMENT FOR DIVIDENDS.  Except as provided in Subsection
               ---------------------------
7.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

          7.3  PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION,
               ------------------------------------------------------
CONSOLIDATION, ETC.  In case of any consolidation of the Company with or merger
------------------
of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide by agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and/or other securities, cash and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Subsection 7.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          7.4  PAR VALUE OF SHARES.  Before taking any action which would cause
               -------------------
an adjustment reducing the Warrant Price below the then par value of the Shares of Common Stock issuable upon exercise of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Warrant Price.

          7.5  STATEMENT ON WARRANT CERTIFICATES.  Irrespective of any
               ---------------------------------
adjustments in the Warrant Price or the number of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

          SECTION 8.  FRACTIONAL INTERESTS; CURRENT MARKET PRICE.

          The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 8, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction, provided that no such cash payment shall be made more often than for one transaction per month. For the purpose of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. The closing price referred to above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange or automated quotation system on which the Common Stock is then listed.

          SECTION 9.  NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER.

          Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights whatsoever as a stockholder of the Company, including the right to vote, to receive dividends, to consent or to receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

          (a) any action which would require an adjustment pursuant to Sections
     7.1 or 7.3; or

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder as provided in Section 12 hereof at least ten
(10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up, or otherwise make appropriate arrangements in connection with the consummation of any such transaction to permit exercise of the Warrant contemporaneously therewith. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

          SECTION 10.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

          (a) The Warrantholder agrees that prior to making any disposition of any of the Warrants or Shares, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made except pursuant to an effective registration statement or in a transaction exempt from the registration requirements of the Act, or if the Company has notified the Warrantholder that, in the reasonable opinion of counsel to the Company, a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Securities Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

          (b) The Company shall be obligated to the Warrantholder and the owner of the Shares issued upon exercise of the Warrant (the "Holder") to file a Registration Statement only as follows:

          (i) Whenever, during the seven-year period following the issuance of the Warrant, the Company proposes to file with the Commission a Registration Statement (other than a registration on Form S-4, S-8 or other limited purpose form) it shall, at least thirty (30) days prior to such filing, give written notice of such proposed filing to the Warrantholder and each Holder, at its address appearing on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Shares upon receipt by the Company, not less than fifteen days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition, unless a valid Registration Statement already includes the Warrant shares.

          (c) All fees, disbursements and out-of-pocket expenses in connection with the filing of any Registration Statement under Paragraph (b) of Section 10 and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any expenses of the Warrantholder or
             --------  -------
Holders, including but not limited to attorneys' fees and discounts and commissions, shall be borne by the Warrantholder and Holders. The Company at its expense will supply the Warrantholder and any Holder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or Holder.

          (d) The Company shall not be obligated to comply with the provisions of this Section 10 if the Common Stock or other securities issuable upon exercise of the Warrant have been registered for resale under the Act, or such Common Stock or other securities may be sold pursuant to an applicable exemption from the registration requirements of the Act.

          (e) The Company shall have no obligation under this Section 10 to the extent that, with respect to an underwritten public offering registration, the managing underwriter of such public offering reasonably requests that the Shares or a portion thereof be excluded.

          (f) The Company agrees that it will use its best efforts to keep such Registration Statement effective until three months after this Warrant has been exercised in full or has expired.

          SECTION 11.  INDEMNIFICATION.

          The Company on the one hand, and the Warrantholder and the Holders of Shares, on the other hand, shall have the same indemnification obligations to each other, including exceptions therefrom and notification requirements with respect thereto, as are set forth in Section 8(f) of the Stock Purchase Agreements dated March 12, 1996 which are referred to above.

          SECTION 12.  NOTICES.

          Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested.

          (a) If to the Warrantholder, at its address set forth at the foot of this Agreement

          (b) If to the Company: Koo Koo Roo, Inc., 11075 Santa Monica Blvd., Los Angeles, CA 90025-3556

          Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

          SECTION 13.  SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 14.  MERGER OR CONSOLIDATION OF THE COMPANY.

          The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 7.3 are complied with.


          SECTION 15.  REPRESENTATIONS UPON EXERCISE.  Upon exercise of the
                       -----------------------------
Warrant, the Company shall be entitled, as a condition to acceptance of the Warrant Price and the delivery of certificates representing the Shares, to require (in the alternative) that (i) the Warrantholder represent that it is an Accredited Investor as defined under the Act and is acquiring the Shares for investment, or (ii) the Warrantholder elect a cashless exercise, or (iii) the Warrantholder proposes to sell the Shares pursuant to an effective registration statement under the Act, or (iv) the Warrantholder furnish to the Company an opinion of counsel, reasonably satisfactory to the Company and its counsel, that exercise of the Warrant by the Warrantholder is a transaction exempt from the registration requirements of the Act.

          SECTION 16.  APPLICABLE LAW.

          This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 17.  BENEFITS OF THIS AGREEMENT.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Warrantholder.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                         Koo Koo Roo, Inc.



                         By:  ___________________________________



                         Warrantholder:



                         By:  ___________________________________

                         Address:   ______________________________

                                    ______________________________

                                   EXHIBIT A


               The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and neither the securities nor any interest therein may be sold, exchanged, hypothecated, transferred or otherwise disposed of in the absence of registration or an exemption therefrom under the Act.


                     WARRANT TO PURCHASE ___________ SHARES
                                OF COMMON STOCK

           VOID AFTER 5:00 P.M., LOS ANGELES TIME, ON MARCH 20, 2001

                               KOO KOO ROO, INC.

          This certifies that, for value received _________________________ ____________ the registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from Koo Koo Roo, Inc., a Delaware corporation (the "Company"), at any time before the expiration time and date shown above, at the purchase price per share of $7.75 (the "Warrant Price"), the number of shares shown above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by certified or cashier's check or as otherwise specified in the Warrant Agreement.

          This Warrant is issued under and in accordance with a Warrant Agreement dated as of March 20, 1996 (the "Warrant Agreement") between the Company and the Warrantholder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder and any transferee of this Warrant by acceptance hereof consents.

          Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder a new Warrant in respect of the shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant properly endorsed for one or more new Warrants of the same aggregate number of Units as were evidenced by the Warrant or Warrants exchanged. No fractional interests will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more warrants, subject to the Warrant Agreement. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

          This Warrant does not entitle any Warrantholder to any of the rights of a stockholder of the Company.



Dated:                        By:   ______________________________
                                    President

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

                                 PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ shares (the "Shares") provided for therein, and requests that certificates be issued in the name of:

____________________________________________________________________________
        (Please Print Name, Address and Taxpayer Identification Number)

____________________________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

          The undersigned:

[_] elects to pay the full Warrant Price in cash or by certified check or wire funds transfer

[_]  elects "cashless exercise" pursuant to Section 6.2 of the Warrant Agreement



Dated:  ________________            ____________________________________
                                    Signature of Warrantholder
                                      or Assignee

Name of Warrantholder or Assignee: _____________________________________
                                         (Please Print)

Address:  ______________________________________________________________

          ______________________________________________________________

Signature Guaranteed:    The above signature must correspond with the name as
                         written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.
                         Signature guarantee is required if certificates are to be registered in the name of any person other than the name written upon the face of the Warrant.

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

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________
         (Name and Address of Assignee Must Be Printed or Typewritten)

________________________________________________________________________

________________________________________________________________________
         (Taxpayer Identification Number of Assignee)

the within Warrant, hereby irrevocably consisting and appointing
____________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:  ________________, 19__      ____________________________________
                                    Signature of Registered Holder

Signature Guaranteed:    The signature of this assignment must correspond with
                         the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.

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